SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2006

First NLC Securitization, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-127919	20-3231843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North, Arlington, VA 22209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Subsequent to the filing of this Current Report on Form 8-K, the Registrant’s Mortgage-Backed Notes, Series 2005-4 (the “Offered Securities”) will be registered for sale under the Registrant’s effective Shelf Registration Statement on Form S-3 (333-127919) and will be offered pursuant to the Prospectus and a related Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.

In connection with the offering of the Offered Securities, Friedman, Billings, Ramsey & Co., Inc. (the “Underwriter”) has prepared and disseminated to potential investors “Computational Materials” as such term is defined in the No-Action response letter to Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (publicly available February 17, 1995). In accordance with such No-Action letter, the Registrant is filing herewith such Computational Materials as Exhibit 99.1 and Exhibit 99.2.

The information in such Computational Materials is preliminary and will be superseded by the final Prospectus Supplement relating to the Offered Securities and by any other information subsequently filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Computational Materials

99.2	Computational Materials

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2006	FIRST NLC SECURITIZATION, INC.

	By:	/s/ Michael Warden
	Name:	Michael Warden
	Title:	Vice President

[FORM 8-K - FNLC SECURITIZATION INC. 2005-4 COMPUTATIONAL MATERIALS - FEBRUARY, 2006]

Exhibit Index

Exhibit No.		Page

99.1	Computational Materials	[Electronic Format]

99.2	Computational Materials	[Electronic Format]